SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MUSCLEPHARM CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MusclePharm Corporation

2014

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

August 25, 2014

at 10:00 a.m. Mountain Time

4721 Ironton Street, Building A

Denver, Colorado 80239

MusclePharm Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 25, 2014

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of MusclePharm Corporation (“MusclePharm” or the “Company”) will be held at MusclePharm corporate offices at 4721 Ironton Street, Building A, Denver, Colorado 80239, on Monday, August 25, 2014, at 10:00 a.m. Mountain Time, to consider the following proposals:

1.	To elect the five director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders;

2.	To ratify the appointment of EKS&H LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014;

3.	To approve the issuance of 1,500,000 shares of Company common stock to certain employees, including executive, pursuant to restricted stock agreements;

4.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" Proposals 1 - 3.   A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof.   Stockholders are cordially invited to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, please be sure to bring your proxy card and photo identification. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the Company’s costs.

Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held August 25, 2014. The Proxy Statement and our 2013 Annual Report to Stockholders are available at: www.musclepharm.com/investorrelations/proxy

By Order of the Board of Directors

/s/ Bradley J. Pyatt
Bradley J. Pyatt
Chair of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

MusclePharm Corporation

4721 Ironton Street, Building A

Denver, Colorado 80239

(303) 396-6100

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MusclePharm Corporation (“MusclePharm” or the “Company”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) which will be held at MusclePharm corporate offices at 4721 Ironton Street, Building A, Denver, Colorado 80239, on Monday, August 25, 2014, at 10:00 a.m. Mountain Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about July 24, 2014. If you require directions to the Annual Meeting please call Matt Sheldon of PondelWilkinson, Inc. at (310) 279-5975.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy.  Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy.  Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications.  No additional compensation will be paid for any such services.  This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

RECORD DATE

Stockholders of record at the close of business on June 23, 2014, will be entitled to receive notice of, attend and vote at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

MusclePharm Corporation has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on August 25, 2014, at 10:00 a.m. Mountain time at 4721 Ironton Street, Building A, Denver, Colorado 80239. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about July 24, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and

•	if you requested printed versions of these materials by mail, these materials also include the proxy card or vote instructions for the Annual Meeting.

What is the proxy card?

The proxy card enables you to appoint Brad Pyatt, our Chief Executive Officer, and Don Prosser, our Chief Financial Officer, as your representatives at the Annual Meeting.  By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card.  This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of five persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until  the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) ratification of the appointment of  EKS&H LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014, and (iii) to approve the issuance of 1,500,000 shares of Company common stock to certain employees, including executive, pursuant to restricted stock agreements. In addition, management will report on the performance of the Company during fiscal year 2013 and 2014 and respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there are 11,175,970 shares of MusclePharm common stock.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

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Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending the Notice to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one Notice?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please follow directions on each Notice to ensure that all of your shares are voted.

Stockholder of Record

If on July 23, 2014, your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company.  As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us.  Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on July 23, 2014, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record.   If you are a stockholder of record, you may vote by any of the following methods:

•	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•	In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Abstentions and broker non-votes

While the inspectors of election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." However, abstentions and "broker non-votes" will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

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Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers.  As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal.  A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the proposed ratification of EKS&H LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 is considered a “routine” matter.  Accordingly, brokers are entitled to vote uninstructed shares with respect to this proposal.

What happens if I do not give specific voting instructions?

Stockholders of Record.   If you are a stockholder of record and you:

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the ratification of EKS&H LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, but cannot vote on non-routine matters, such as the election of directors.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the five (5) directors nominated by the Company to hold office subject to the provisions of the Bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	for ratification of the appointment of EKS&H LLP as the Company’s independent auditors for fiscal year 2014; and

•	for approval of the issuance of 1,500,000 shares of Company common stock to certain employees, including executive, pursuant to restricted stock agreements,

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

How Are Proxy materials delivered to households?

Only one copy of the Company's 10-K for the fiscal year ending December 31, 2013 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company's 10-K for the fiscal year ending December 31, 2013 and this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Annual Report and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to MusclePharm Corporation, 4721 Ironton Street, Building A, Denver Colorado 80239; Attention: Corporate Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our Board of the five nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

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How much stock is owned by 5% stockholders, directors, and executive officers?

The  following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of MusclePharm's outstanding common stock, the Company's directors, the executive officers, and the directors and executive officers as a group as of July 23, 2014, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

	Shares Beneficially Owned
	Common Stock (1)
Name of Beneficial Owner	Shares	% (2)
Named Executive Officers:
Brad J. Pyatt	254,222	2.27%
Richard Estalella	34,000	*
Donald W. Prosser	18,183	*
James J. Greenwell	26,183	*
Sydney Rollock	14,485	*
Cory J. Gregory	181,273	1.62%

Non-Employee Directors:
Michael J. Doron	18,183	*
Daniel J. McClory	5,071	*
Gregory Macosko(3)	1,000	*

Officers and Directors as a Group (nine persons):	552,600	4.95%

*	Represents less than one percent.

(1)	This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. The shares are not subject to any pledge. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.

(2)	Percent of total voting power represents voting power with respect to 4.95% shares of common stock outstanding as of July 23, 2014. This percentage does not include issued, non-vested shares.

(3)	Share held by Mr. Macosko’s spouse, Sharon Zane.

Beneficial Owners of More than Five Percent

The following table shows the number of shares of our common stock, as of July 23, 2014, held by persons known to us to beneficially own more than five percent of our outstanding common stock.

	Shares Beneficially Owned
	Common Stock (1)
Name of Beneficial Owner	Shares	% (2)
Cocrystal Pharma, Inc. (f/k/a Biozone Pharmaceuticals Inc.) (3)	1,200,000	10.74%
Wynnefield Capital (4)	1,000,000	8.95%
Marine MP (5)	780,000	6.98%

(1)	This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. The shares are not subject to any pledge. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.

(2)	Percent of total voting power represents voting power with respect to 28.08% shares of common stock outstanding as of July 23, 2014. This percentage does not include issued, non-vested shares.

(3)	Dr. Gary Wilcox, as the Chief Executive Officer of Cocrystal Pharma, Inc. (f/k/a Biozone Pharmaceutical, Inc.) and as such has voting and investment power over the securities owned by the stockholder.

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(4)	Joshua Landes may be deemed to hold an indirect beneficial interest in these shares, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I and Wynnefield Small Cap Value Offshore Fund because he is a co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. The principal place of business for Wynnefield Capital is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(5)	Arnold Schwarzenegger is the sole member of Marine MP, LLC, and as such has voting and investment power over the securities owned by the stockholder.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Biographical information about our directors is provided in “Item 1 - Proposal for the Election of Five Directors” on page 22. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Our Board currently consists of five persons, all of which have been nominated by the Company to stand for election.

Name	Age	Position
Bradley J. Pyatt	33	Chairman of the Board, Chief Executive Officer
Richard F. Estalella	52	Chief Operating Officer, Director
Michael J. Doron (1)(2)(3*)	52	Director
Daniel J. McClory (1)(2)(3)	54	Director
Gregory Macosko (1*)(2)(3)	67	Director

(1)	Audit Committee
(2)	Nominating and Corporate Governance Committee
(3)	Compensation Committee

* Committee Chair

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors or executive officers has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Mr. Pyatt filed for protection under Chapter 7 of the federal bankruptcy laws in 2008. He received a discharge relating to the matter in 2008.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

How often did the Board meet during fiscal 2013?

During 2013, the Board of Directors held 14 meetings.  Each director attended no fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which such director served. The Board also approved certain actions by unanimous written consent.

What committees has the Board established?

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance Committees. Information concerning the function of each Board committee follows.

Audit Committee

Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:

·             selecting, hiring, and compensating our independent auditors;

·             evaluating the qualifications, independence and performance of our independent auditors;

·             overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

·             approving the audit and non-audit services to be performed by our independent auditor;

·             reviewing with the independent auditor the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies; and

·             preparing the report that the SEC requires in our annual proxy statement.

The current members of the Audit Committee are Gregory Macosko, Michael Doron and Daniel McClory. The Board has determined that Gregory Macosko is an “audit committee financial expert” as defined by the SEC.  During 2013, the Audit Committee held 8 meetings in person or through conference calls.

Compensation Committee

Our Compensation Committee’s main functions are assisting our board of directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans we may adopt. The Compensation Committee’s responsibilities include the following:

·             reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers, and the outside directors;

·             conducting a performance review of our Chief Executive Officer;

·             reviewing our compensation policies; and

·             if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The board of directors has adopted a Compensation Committee Charter.

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The Compensation Committee’s policy is to offer our executive officers competitive compensation packages that will permit us to attract and retain highly qualified individuals and to motivate and reward these individuals in an appropriate fashion aligned with the long-term interests of our Company and our stockholders.

The current members of the Compensation Committee are Michael Doron and Daniel McClory. During 2013, the Compensation Committee held 4 meetings in person or through conference calls.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

·              identify qualified individuals to serve as members of the Company’s board of directors;

·             review the qualifications and performance of incumbent directors;

·             review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company;

·             review considerations relating to board composition, including size of the board, term and age limits, and the criteria for membership on the board;

·             review periodically the management succession plan of;

·             review and recommend corporate governance policies; and

·             monitor, oversee and review compliance with the Company’s code of ethics.

The board of directors has adopted a Nominating and Corporate Governance Committee Charter.

The current members of the Governance and Nominating Committee are Michael Doron (Chairman) and Daniel McClory. During 2013, the Governance and Nominating Committee held 4 meetings in person or through conference calls.

Financial Disclosure Committee

On March 21, 2014, the Board of Directors approved the creation of a Financial Disclosure Committee, to be comprised of certain officers and directors of the Company, for the purpose of assisting the Chief Executive Officer, President, Chief Financial Officer, and Audit Committee Chairman in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.

Nomination of Directors

As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Nominating and Corporate Governance Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;
•	the ability to exercise sound judgment;
•	the ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and
•	the appropriate and relevant business experience and acumen.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the committee. The Nominating and Corporate Governance Committee does not plan to change the manner in which the committee evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise.

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The Nominating and Corporate Governance Committee does not have a formal policy relating to diversity among directors. In considering new nominees and whether to re-nominate existing members of the Board, the committee seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, finance, executive leadership, industry and similar attributes.

Board Leadership Structure and Role in Risk Oversight

Our Board has overall responsibility for risk oversight. The oversight is conducted primarily through committees of the Board of Directors, as disclosed in each of the descriptions of each of the committees above and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to MusclePharm Corporation, c/o Corporate Secretary, 4721 Ironton Street, Building A, Denver, Colorado 80239.  At this time we do not screen communications received and would forward any requests directly to the named director. If no director was named in a general inquiry, the Secretary would contact either the Chair of the Board of Directors or the chairman of a particular committee, as appropriate. We do not provide the physical address, email address, or phone numbers of directors to outside parties without a Director’s permission.

Code of Ethics and Business Conduct

We adopted a Code of Ethics on July 24, 2012 that applies to all directors, officers and employees. Our Code of Ethics is available on our website at http://www.musclepharm.com. Our Code of Ethics provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code of Ethics provides that:

•	We will comply with all laws, rules and regulations;
•	Our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with the Company or personally exploiting our corporate opportunities;
•	Our directors, officers, and employees are to protect our assets and maintain our confidentiality;
•	We are committed to promoting values of integrity and fair dealing; and
•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports and tax returns.

Our Code of Ethics also contains procedures for employees to report, anonymously or otherwise, violations of the Code of Ethics.

COMPENSATION OF DIRECTORS

In 2013 the Compensation Committee engaged an independent third party to study and evaluate a cash and stock compensation plan for MusclePharm’s independent board of directors. The following table sets forth the aggregate compensation paid to our independent, non-employee directors during 2013.

Name	Fees Earned or Paid In Cash ($)	Stock Awards(1)(2)(3)(4) ($)	Total ($)
Michael J. Doron	156,000	365,262	521,262
James J. Greenwell(5)	157,500	365,262	522,762
Donald W. Prosser(6)	196,500	365,262	561,762
Daniel F. McClory	71,383	32,000	103,383

(1)	Reflects the full grant date fair value of restricted stock awards granted in 2013 calculated in accordance with FASB ASC Topic 718 based on the closing price of the common stock of $6.00 on February 14, 2013, the date of grant.
(2)	Reflects the full grant date fair value of restricted stock awards granted for 2013 calculated in accordance with FASB ASC Topic 718 based on the stock price of $4.00 as stipulated in the grant agreement.
(3)	Reflects the full grant date fair value of restricted stock awards granted for 2013 calculated in accordance with FASB ASC Topic 718 based on the closing price of the common stock of $7.85 on December 10, 2013.

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(4)	Reflects the full grant date fair value of restricted stock awards granted for 2013 calculated in accordance with FASB ASC Topic 718 based on the closing price of the common stock of $11.01 on July 1, 2013.
(5)	Resigned from serving on the Company’s Board of Directors effective May 12, 2014.
(6)	Resigned from serving on the Company’s Board of Directors effective April 10, 2014.

The actual amounts paid to directors in 2013 differ from the program amounts in the table below due to special project bonuses and other cash payments and stock grants that were paid to the directors under the old compensation plan prior to the adoption of the plan described below.

2014 Non-Employee Director Compensation Program

In October 2013, our board of directors adopted a non-employee director compensation program based on recommendations by the Compensation Committee’s independent third party director’s pay study that was completed in 2013. Directors who are employees of the Company receive no additional compensation for their services as directors. Non-employee directors are compensated for their service on our board of directors as described below. The following table describes the components of compensation for non-employee directors in effect beginning January 2014:

Compensation Element	2014 Compensation Program ($)
Annual Cash Retainer	35,000
Annual Equity Retainer Award	80,000
Audit Committee Chair Fee	15,000
Compensation Committee Chair Fee	10,000
Nominating and Corporate Governance Chair Fee	7,000
Audit Committee Member Fee	10,000
Compensation Committee Member	5,000
Nominating and Corporate Governance Member Fee	5,000

Annual Cash Retainer and Committee Fees. Beginning in January 2014, each non-employee director who continues to serve as a director will receive an annual cash retainer fee of $35,000 per year, pro rata for service less than one year. Non-employee directors will also receive $15,000 or $10,000 for serving as chair or member, respectively, of the audit committee, $10,000 or $5,000 for serving as chair or member, respectively, of the Compensation Committee, and $7,000 or $5,000 for serving as chair or member, respectively, of the nominating and governance committee.

Annual Equity Retainer Award. Beginning in July 2013, each non-employee director will receive $80,000 of the annual board retainer fee in the form of restricted common stock with the number of shares of restricted common stock determined by dividing that dollar amount by the closing price of our common stock on the date of grant. These shares of restricted common stock will vest in three equal annual installments. The restricted common stock awards are to be issued near the start of each calendar year without forfeiture.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2013 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted by the Audit Committee,

Michael Doron

Daniel McClory

Gregory Macosko

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The following table sets forth certain information as of March 31, 2014, regarding our directors and named executive officers:

Name	Age	Position

Bradley J. Pyatt	33	Chairman of the Board, Chief Executive Officer
Richard F. Estalella	52	President, Director
Donald W. Prosser	63	Chief Financial Officer & Treasurer
James J. Greenwell	54	Chief Operating Officer
Sydney R. Rollock	50	Chief Marketing & Sales Officer
Cory J. Gregory	35	Executive Vice President
Michael J. Doron	52	Director
Daniel J. McClory	54	Director
Gregory Macosko	67	Director

Bradley J. Pyatt is our Chairman of the Board, Chief Executive Officer and Director and founded the company in April 2008. His background includes seven years of experience as a professional athlete, and more than five years of experience in the sports nutrition arena. Mr. Pyatt played in National Football League for the Indianapolis Colts during the 2003, 2004, and 2005 NFL seasons as well for the Miami Dolphins during the 2006 NFL season. Mr. Pyatt played in the Arena Football League for the Colorado Crush during the 2007 and 2008 AFL seasons. Mr. Pyatt attended the University of Kentucky from 1999 to 2002, where he studied kinesiology exercise science, as well the University of Northern Colorado, from 2002 to 2003.

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Richard F. Estalella has served as our Chief Operating Officer since April 2013, and as a member of the Board of Directors since August 2013. Prior to joining MusclePharm, Mr. Estalella served as Senior Vice President of Operations at Arbonne International, LLC since 2005. Mr. Estalella was instrumental in Arbonne’s expansion operations and distribution upgrades and was responsible for all warehouse and distribution facilities, facilities maintenance departments and Customer Service. Previously, between 1998 and 2005, he owned a consulting business specializing in retail, operations, warehousing and distribution. Prior to that, Mr. Estalella served as Senior Vice President of Warehouse Operations for Office Depot between 1987 and 1998 and established many of its retail markets, along with its nationwide distribution center network which helped grow it into a $9 billion company.

Donald W. Prosser served as a director on our Board of Directors from July 2012 until April 2014, and since April 2014 has served as the Company’s Chief Financial Officer. Mr. Prosser has been the principal executive officer and principal financial officer of Arête Industries, Inc. since January 2011 and a director of Arête since September, 2003. Arête is a voluntary filer with the SEC under the Securities Exchange Act of 1934. Mr. Prosser owns a certified public accounting firm, Donald W. Prosser, P.C., specializing in tax services and accounting and has represented a number of private and public companies serving in the capacity of accountant, member of boards of directors, and as chief financial officer. From 1997 to 1999, Mr. Prosser served as Chief Financial Officer and Director for Chartwell International, Inc., a public company publishing high school athletic information and providing athletic recruiting services. From 1999 to 2000, he served as Chief Financial Officer and Director for Anything Internet, Inc. and from 2000 to 2001, served as Chief Financial Officer and Director for its successor, Inform Worldwide Holdings, Inc., a publicly traded company. From November 2002 through June 2008, Mr. Prosser served as CFO of VCG Holding Corp., a public company. From July 2008 through August 2009 Mr. Prosser was Chief Financial Officer of Iptimize, Inc., a provider of broadband and data services that filed a petition under federal bankruptcy laws in October 2009. He also has served on the Board of Directors of Veracity Management Global, Inc., a publicly traded company, since January, 2008. Mr. Prosser has been a certified public accountant since 1975. Mr. Prosser attended the University of Colorado from 1970 to 1971 and Western State College of Colorado from 1972 to 1975, where he earned a Bachelor’s Degree in Accounting and History (1973) and a Master’s Degree in Accounting – Income Taxation (1975).

James J. Greenwell served as a director from October 15, 2012 until May 2014 and became the Company’s Chief Operating Officer in May of 2014. Since March 20, 2013 he has been Vice-President of Voice Technology for Intelligrated. (Intelligrated is one of the top material handling automation companies in the U.S.) Intelligrated acquired Datria Systems in March 2013. Since 2000, he has been the Chief Executive Officer of Datria Systems Inc., a speech recognition application software company. He has also served as the Datria Systems’ Chairman since 2002. In prior employment, he served as a technology executive in a number of private and public companies .He has served on the Board of the Cherry Creek School Foundation since September 2010. He was a founding member of Friends of Denver Fire and served on its Board from 2007 through 2010. Mr. Greenwell served on the Board of the Denver Chapter of the American Heart Association from 2002 through 2008 and was Chairman of the Board in 2007. He also served on the Board of Trustees of the Bonfils Blood Center Foundation from 1999 through 2003. Mr. Greenwell earned a BS from the College of Business at Michigan State University and an MBA degree from Saint Mary’s College.

Sydney R. Rollock has served as our Chief Marketing & Sales Officer since October 2013. Prior to joining MusclePharm, Mr. Rollock served as President of XXIC Growth Ventures LLC, a company he founded to partner with investors to identify and evaluate Non-Core Consumer Fortune 500 brand businesses in the Over the Counter (“OTC”) Health & Wellness sector to bring buyers and sellers together to form a stand-alone consumer OTC company. Prior to that, Mr. Rollock served as Chief Marketing and Business Development Officer for Brightside Academy in Pittsburgh, Pennsylvania as well as Vice President and General Manager of Health & Wellness OTC Business Unit for GlaxoSmithKline. Mr. Rollock has expertise in general management, global marketing, and corporate strategy as well as wide-ranging experience in leadership roles for Fortune 500 companies including GlaxoSmithKline, Coca-Cola, Campbell’s, and General Mills.

Cory J. Gregory has served as an executive officer of Muscle Pharm, LLC, since its inception in 2008 and our Senior Vice President (formerly Senior President) since May 2010. Prior to joining us, Mr. Gregory served as President, managing member, and owner of T3 Personal Training LLC, or T3, from April 2009 until November 2011. T3 was a personal training service that managed and oversaw over 40 clients using seven trainers over a ten-year period. During the same period, Mr. Gregory served as President of the Ohio Natural Bodybuilding Federation, a federation founded by Mr. Gregory in 2004 which hosted 14 bodybuilding competitions over a six-year period. He consulted for Agile Enterprises, a nutritional supplement company from January 2006 through January 2008. In 2004, Mr. Gregory purchased the Old School Gym, located in Pataskala, Ohio, which he continues to own at present day.

Michael J. Doron has served as a director since November 5, 2012. He has been the Managing Director of DDR & Associates, LLC since January 2009, and Evolution Capital Partners, LLC since October 2009. From January 2007 to December 2008, he served as Chief Operating Officer and director of Toyshare, Inc. From February 2006 to January 2007, Mr. Doron served as Chief Operating Officer and Chief Financial Officer of Frontgate Sundance Alliance. From September 2005 to January 2007, he served as Vice President – Private Banking of the Bank of the West. Mr. Doron earned a BA from the University of Maryland and a Master’s of Science from American University.

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Daniel J. McClory was appointed as an independent director of the Company’s Board of Directors in August 2013. Mr. McClory has been a member of Burnham Securities Inc. since February 2014, currently serving as its Managing Director. His investment banking career includes an affiliation with Hunter Wise Financial Group, LLC from 2003 to 2014. At Burnham Securities and Hunter Wise Financial Group, Mr. McClory has completed public offerings, financings and M&A deals for clients listed on the London Stock Exchange, NASDAQ, NYSE Amex, the Toronto Stock Exchange, the Stock Exchange of Hong Kong, and the Over-the-Counter Markets. He opened Hunter Wise Financial Group offices in London and Beijing in support of the firm’s investment banking clients in both locations. Mr. McClory earned his BS in English and an MA in Language and International Trade from Eastern Michigan University.

Gregory Macosko was appointed as an independent director of the Company’s Board of Directors in June 2014. Mr. Macosko is currently a member of the Board of Directors of Montrose Advisors, and an SEC-registered investment advisor. He also serves as a business advisor to the Board of Directors of Bioxiness Pharmaceuticals, a California-based pre-clinical stage company. In September of 2013, Mr. Macosko retired as a Partner from Lord Abbett & Co., a privately held investment management firm. He was a Portfolio Manager of Lord Abbet's Small Cap Value Fund and a founding member of the company’s Proxy Committee. Mr. Macosko is a Phi Beta Kappa graduate of Albion College, a Fulbright Scholar in Germany, and holds an MBA from Columbia University. His twenty-four years of experience on Wall Street bring to MusclePharm broad knowledge of public company management, and investment community relationships among institutional investors, analysts and investment bankers.

Family Relationships

There are no family relationships between any of our directors and our executive officers.

Involvement in Certain Legal Proceedings

Except as outlined below, to our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law

Mr. Pyatt filed for protection under Chapter 7 of the federal bankruptcy laws in 2008. He received a discharge relating to the matter in 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives

The objectives of our compensation program are as follows:

•	Attract, hire and retain well-qualified executives.

•	Reward performance that drives substantial increases in shareholder value, as evidenced through both future operating profits and increased market price of our common shares.

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Compensation Setting Process

Role of Compensation Committee. The role of the Compensation Committee is to oversee the Company’s executive compensation strategy, oversee the administration of its executive compensation and its equity based compensation plans, review and approve the compensation of the Company’s CEO, and oversee the Company’s compensation plan for the Board of Directors. The Compensation Committee is comprised exclusively of independent outside directors and includes members with executive level experience in other companies who bring a perspective of reasonableness to compensation matters with our Company. In addition, the Compensation Committee compares executive compensation practices of similar companies at similar stages of development.

Role of Management. In setting compensation for 2013, our CEO worked closely with the Compensation Committee and attended its meetings of the Compensation Committee. Our CEO made recommendations to the Compensation Committee regarding compensation of our executive officers other than him. No executive officer participated directly in the final deliberations regarding his or her own compensation package.

Elements of Executive Compensation

The compensation level of our executives generally reflects their level of experience and is designed to provide an incentive to positively affect our future operating performance and shareholder value.

Salary. Base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s executive officers on an ongoing basis. Most of the executive officers have employment agreements with the Company and their initial salaries are set by contract.

Equity. Part of the compensation paid to our executives is in the form of equity, which to date has been exclusively through stock option grants. The stock option exercise price is generally the fair market value of the stock on the date of grant. Therefore, a gain is only recognized if the value of the stock increases, which promotes a long term alignment between the interests of the Company’s executives and its stockholders.

Bonus. The executive officers’ cash incentive awards are tied to achieving performance metrics established by the Compensation Committee at the beginning of each year, with input from the Chief Executive Officer, which are not re-set during the year, regardless of Company performance or economic conditions. The program creates incentive for the executive officers to direct their efforts toward achieving specified company goals and individual goals.

Summary Compensation Table for 2013

The following summary compensation tables sets forth all compensation awarded to, earned by, or paid to each person serving as a named executive officer of the Company during the year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards (1) ($)		Option Awards (1) ($)	All Other Compensation ($)**		Total ($)

Bradley J. Pyatt	2013	250,000		260,000		3,853,500	(4)	-	44,356	(6)	4,407,856
Chief Executive Officer and President	2012	322,022		160,000				-	59,951	(7)	541,973
	2011	250,000		140,099	(2)	1,555,921	(2)(3)	-	47,713	(8)	1,993,733

L. Gary Davis	2013	175,000		235,000		2,202,000	(4)	-	9,310	(9)	2,621,310
Chief Financial Officer (former)(30)	2012	65,000		75,000		204,500	(5)	-	-		344,500

Richard F. Estalella(24)	2013	163,000		250,000		1,101,000	(4)		31,388	(10)	1,545,388
Chief Operating Officer						-		-	-

Sydney R. Rollock(25)	2013	41,667		35,160		-		-	11,107	(11)	87,934
Chief Marketing and Sales Officer								-

Cory J. Gregory	2013	150,000		160,000		1,651,500	(4)	-	13,765	(12)	1,975,265
Executive Vice President of Brand	2012	201,796		130,000		-		-	22,901	(13)	354,697
Awareness and Social Media	2011	150,000		140,099	(2)	1,555,921	(2)(3)	-	19,966	(14)	1,865,986

Jeremy R. DeLuca	2013	225,000		225,000		2,477,250	(4)	-	20,092	(15)	2,947,342
Executive Vice President and Chief	2012	187,500		130,000		-		-	34,899	(16)	352,399
Marketing Officer (former)(26)	2011	65,833		140,099	(2)	1,555,921	(2)(3)	-	5,717	(17)	1,767,570

John H. Bluher	2013	366,379	(27)	158,750		1,651,500	(4)	-	3,961	(18)	2,180,590
Executive Vice President (former)(27)	2012	182,292		130,000		245,400	(5)	-	8,311	(19)	566,003
	2011	36,458		50,000		-		-	485	(20)	86,943

Larry S. Meer(28)	2012	120,000		31,797		-		-	4,366	(21)	156,163
Chief Financial Officer and Treasurer (former)	2011	74,400				-		-	3,000	(22)	77,400

Leonard Armenta(29)	2011	86,400		-		-		-	1,217	(23)	87,617
Chief Operating Officer (former)

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** The Company’s executive compensation table and, specifically, perquisites as disclosed in the “Other Compensation” column of the executive compensation table is currently under review with the SEC as part of the SEC Investigation as discussed in Note 13(F) of the Notes to Consolidated Financial Statements. The audit committee has conducted a detailed and thorough analysis of the perquisites for the periods of 2010, 2011, 2012 and 2013 as part of the preparation of these tables and the SEC Investigation.

(1)	Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The grant date fair value of each stock award is measured based on the closing price of our common stock on the date of grant. A portion of such stock is subject to forfeiture.

(2)	Reflects the amount returned to the Company in July 2012 as a result of restated revenues for the years ended December 31, 2011 and 2010. Mr. Pyatt, Mr. Gregory, and Mr. DeLuca each received cash bonuses and stock compensation in 2011 based on the attainment of certain revenue thresholds, and the restatement resulted in the reduction of 2011 net revenue by approximately $3,626,000. As a result of the restatement each executive voluntarily returned (i) $30,311 each of their cash bonus and (ii) their stock grant was reduced by 31,008 shares (equal to a value as of the grant date of $276,746).

(3)	Mr. Pyatt, Mr. Gregory, and Mr. DeLuca each received a stock award of $1,555,921, equal to 148,182,972 of shares as of 12/31/11. After giving effect to the 850 for 1 reverse stock split in November 2012, the grant was equivalent to 174,333 shares of common stock at a price per share of $8.92, which was the closing price of our common stock on December 31, 2011, the effective date of the grant. After the return of the 31,008 shares described in note 2 above, each of Mr. Pyatt, Mr. Gregory, and Mr. Deluca received 143,325 shares.

(4)	Reflects the full grant date fair value of restricted stock unit award granted in 2013 calculated in accordance with FASB ASC topic 718 based on the closing price of the common stock of $11.01 on the date of the grant.

(5)	Reflects the full grant date fair value of restricted stock unit award granted in 2012 calculated in accordance with FASB ASC Topic 718 based on the closing price of the common stock of $3.48 (after adjustment for the reverse split of 1-for-850) on the date of grant.

(6)	Amount reflects 401k matching contributions of $14,566 and club membership of $8,119. The remaining balance consists of miscellaneous executive perquisites including cell phone charges, auto allowance, apparel, travel and promotional expenses.

(7)	Amount reflects 401k matching contributions of $10,667 and club memberships of $12,987. The remaining balance consists of miscellaneous executive perquisites including auto allowance, apparel, travel and other promotional expenses.

(8)	Amount reflects automobile allowances of $16,761 and club memberships of $3,519. The remaining balance includes miscellaneous executive perquisites including medical expenses, apparel, travel and other promotional expenses.

(9)	Amount reflects 401k matching contributions of $2,250 and other allowances for apparel, automobile, phone and travel expenses.

(10)	Amount reflects relocation expenses of $25,600 and the remaining balance includes allowances for apparel, auto, phone and travel expenses.

(11)	Amount reflects relocation expenses of $8,940 and the remaining balance includes allowances for apparel, auto and phone expenses.

(12)	Amount reflects auto expenses and auto allowance of $6,715, apparel and product allowance of $5,000, and other minor miscellaneous expenses.

(13)	Amount reflects auto expenses of $4,982 and 401k matching contributions of $1,333. The remaining balance consists of miscellaneous executive perquisites including allowances for apparel, travel, furniture, equipment and other promotional expenses.

(14)	Amount reflects $11,890 for medical expense reimbursements. The remaining balance consists of miscellaneous executive perquisites allowances for automobile, equipment, phone and other promotional expenses.

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(15)	Amount reflects $7,361 in club memberships and $5,079 in 401k matching contributions. The remaining balance consists of miscellaneous executive perquisites including allowances for apparel, automobile travel and promotional expenses.

(16)	Amount reflects $6,141 in club memberships and 401k matching contributions of $5,750. The remaining balance consists of miscellaneous executive perquisites including allowances for automobile, entertainment, phone, travel and other promotional expenses.

(17)	Amount reflects miscellaneous executive perquisites including travel and other promotional expenses.

(18)	Amount reflects $2,500 in 401k matching contributions and other miscellaneous executive perquisites for phone, travel and other promotional expenses.

(19)	Amount reflects $6,683 in 401k matching contributions and other miscellaneous executive perquisites for phone, travel and other promotional expenses.

(20)	Amount reflects miscellaneous executive perquisites including travel and other promotional expenses.

(21)	Amount reflects $2,700 in 401k matching contributions and other miscellaneous executive perquisites for automobile, travel and other promotional expenses.

(22)	Amount reflects miscellaneous executive perquisites for apparel, phone and other promotional expenses.

(23)	Amount reflects miscellaneous executive perquisites.

(24)	Mr. Estalella was initially appointed to his position as the Company’s Chief Operating Officer on April 29, 2013.

(25)	Mr. Rollock was initially appointed to his position as the Company’s Chief Marketing and Sales Officer on October 16, 2013.

(26)	Effective 8/6/2013 Mr. DeLuca was no longer a named executive officer of the Company and his title was changed from Executive Vice President and Chief Marketing Officer to President of Sales and Marketing. Mr. DeLuca reports to Sydney Rollock, Chief Marketing Officer and Sales Officer. Amounts in the above table represent full year amount for salary, bonus, and stock awards. The amounts in Other Compensation in 2013 were prorated for the period of time that he was a named executive officer.

(27)	Effective October 15, 2013, Mr. Bluher resigned his position with the Company, but continued to serve on the Company’s Board of Directors through December 31, 2013. The amounts in the above table represent full year amounts paid to him including any severance compensation.

(28)	Effective July 3, 2012, Mr. Meer resigned his position as Chief Financial Officer with the Company.

(29)	Effective September 16, 2011, Mr. Armenta resigned his position with the Company.

(30)	Effective April 15, 2014, Mr. Davis resigned his position as Chief Financial Officer with the Company and is no longer a named executive officer.

Outstanding Equity Awards at Year End

The following table provides information concerning the holdings of restricted stock unit awards by our named executive officers as of December 31, 2013. This table includes unexercised (both vested and unvested) stock option awards and unvested restricted stock unit awards with vesting conditions that were not satisfied as of December 31, 2013. Each equity grant is shown separately for each named executive officer. The vesting schedule for each outstanding equity award is shown in the footnotes following this table.

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Outstanding Equity Awards at Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (1) (#)	Market Value of Shares or Units of Stock that Have Not Vested (2) ($)

Bradley J. Pyatt	7/1/2013	-	-	-	-	290,500	2,408,245

L. Gary Davis	11/16/2012	-	-	-	-	39,216	325,101
	7/1/2013					166,000	1,376,140

Richard F. Estalella	7/1/2013	-	-	-	-	83,000	688,070

Sydney R. Rollock	-	-	-	-	-	-	-

Cory J. Gregory	7/1/2013	-	-	-	-	124,500	1,032,105

Jeremy R. DeLuca	7/1/2013	-	-	-	-	186,750	1,548,158

John H. Bluher	11/16/2012	-	-	-	-	47,059	390,119
	7/1/2013	-	-	-	-	124,500	1,032,105

(1)	The table below shows the vesting dates for the respective unvested restricted stock units listed in the above Outstanding Equity Awards at Year-End for 2013 Table:

Vesting Date	Pyatt	Davis	Estalella	Gregory	Deluca	Bluher
01/01/2014	-	19,608	-	-	-	23,530
12/01/2014	-	19,608	-	-	-	23,529
12/31/2014	-	166,000	-	124,500	-	124,500
12/31/2015	290,500	-	83,000	-	186,750	-

(2)	Market value of the restricted stock units represents the product of the closing price of our common stock as of December 31, 2013 (the last trading day of the year), which was $8.29, and the number of shares underlying each such award.

Employment Arrangements

The following table reflects the current executive team and their employment agreement termination dates as amended on December 31, 2013 and approved by the Board of Directors.

Name	Position	Term

Bradley J. Pyatt	Chief Executive Officer	December 31, 2018
Richard F. Estalella	President	December 31, 2018
Donald Prosser	Chief Financial Officer	April 15, 2015
James Greenwell	Chief Operating Officer	December 31, 2016
Sydney R. Rollock	Chief Marketing and Sales Officer	December 31, 2016
Cory J. Gregory	Executive Vice President	December 31, 2016

The employment agreements were executed and approved by the Compensation Committee and the Board of Directors. During 2013, the Compensation Committee engaged an independent third party to determine a competitive wage and bonus structure and the table below reflects the executive base salaries for 2014 based on the recommendations of the third party and approved by the Compensation Committee.

Name	Annual Base Salary
Bradley J. Pyatt	$325,000
Richard F. Estalella	$300,000
Donald Prosser	$275,000
James Greenwell	$275,000
Sydney R. Rollock	$225,000
Cory J. Gregory	$200,000

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If the employment of an officer is terminated due to the officer’s death or inability to perform, the employment agreements provide for payment to the officer of any unpaid portion of the Officer’s base salary and benefits accrued through the date of death or inability to perform and, at the discretion of the Compensation Committee, a bonus. The officer or his representatives will also be entitled to receive a reimbursement of up to 12 months of Consolidated Omnibus Reconciliation Act, or COBRA, premiums, if the officer or his representatives timely elect and remain eligible for COBRA. If the officer’s employment is terminated due to inability to perform, the officer will also be entitled to (i) a lump sum payment equal to the greater of (A) the target bonus payable to the Officer for the year in which the date of termination occurs or if no target bonus has been set, the officer’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Compensation Committee in its sole discretion; and (ii) a severance payment (payable over six months) equal to six months of the officer’s base salary in effect as of the date of termination.

If the officer’s employment is terminated for “cause” or if an Officer terminates his employment without “good reason” (as such terms are defined in the employment agreement), the officer will not be entitled to a severance payment or any other termination benefits. However, the Company will pay the officer any unpaid portion of the officer’s base salary and benefits accrued through the date of such termination.

Upon a termination of an officer’s employment (except for Mr. Pyatt) by the Company without cause and without a change in control or by the officer for good reason without a change in control, the employment agreements provide that such officer will be entitled to (i) any unpaid portion of the officer’s base salary and benefits accrued through the date of termination; (ii) an amount payable over three months and equal to the lesser of (A) nine months of the officer’s base salary in effect as of the date of termination, or (B) the officer’s base salary remaining under the term of his employment agreement; (iii) a lump sum payment equal to 25% of the officer’s target bonus (or if no target bonus has been set, the Officer’s most recent annual bonus) if the termination is between January 1 and June 30 or 50% of the Officer’s target bonus (or if no target bonus has been set, the Officer’s most recent annual bonus) if the termination is between July 1 and December 31; (iv) acceleration of the officer’s outstanding equity awards, unless otherwise provided in the equity award agreement for a particular equity award; and (v) the officer will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if the officer timely elects and remains eligible for COBRA.

Upon a termination of Mr. Pyatt’s employment by the Company without cause and without a change in control or by Mr. Pyatt for good reason without a change in control, Mr. Pyatt’s employment agreement provides that he will be entitled to (i) any unpaid portion of his base salary and benefits accrued through the date of termination; (ii) an amount payable over three months and equal to two times his base salary on the date of termination; (iii) a lump sum payment equal to the greater of (A) two times his target bonus for the for the year in which the date of termination occurs or if no target bonus has been set, then two times Mr. Pyatt’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Compensation Committee in its sole discretion; (iv) acceleration of his outstanding equity awards, unless otherwise provided in the equity award agreement for a particular equity award; and (v) he will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if he timely elects and remains eligible for COBRA.

Upon a termination of an officer’s employment (except for Mr. Pyatt) by the Company without cause and with a change in control or by the officer for good reason after a change in control, the employment agreement provides that such officer will be entitled to (i) any unpaid portion of the officer’s base salary and benefits accrued through the date of termination; (ii) a severance payment (payable over 12 months) equal to 12 months of the officer’s base salary in effect as of the date of termination; (iii) a lump sum payment equal to the greater of (A) 100% of the officer’s target bonus in the year of termination or if no target bonus has been set, then 100% of the officer’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Committee in its sole discretion; (iv) a severance payment of $500,000 (payable within 30 days of the date of termination); (v) acceleration of the officer’s outstanding equity awards; and (vi) the officer will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if the officer timely elects and remains eligible for COBRA.

Upon a termination of Mr. Pyatt’s employment by the Company without cause and with a change in control or by Mr. Pyatt for good reason after a change in control, Mr. Pyatt’s employment agreement provides that he will be entitled to (i) any unpaid portion of his base salary and benefits accrued through the date of termination; (ii) a severance payment (payable over 12 months) equal to three times his base salary in effect as of the date of termination; (iii) a severance payment of $2 million (payable within 30 days of the date of termination); (v) acceleration of Mr. Pyatt’s outstanding equity awards; and (vi) he will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if he timely elects and remains eligible for COBRA.

The employment agreements also contain customary confidentiality, non-competition and non-solicitation provisions. Under the non-compete provisions, during the term of his employment agreement and for a period of six months after termination of employment, the officer is prohibited from, directly or indirectly, engaging in or becoming interested financially in, as a principal, employee, partner, contractor, shareholder, agent, manager, owner, advisor, lender, guarantor, officer or director, any business that is engaged in the nutritional supplement industry and/or related products, subject to certain exceptions for passive investments.

Additionally, the non-solicitation provisions of the employment agreements prohibit the officer from soliciting for employment any employee of the Company or any person who was an employee of the Company in the 90-day period before such solicitation. This prohibition applies during the officer’s employment with the Company and for 12 months following the termination of the officer’s employment.

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Change in Control Payments

Our employment agreements with our executive officers provide for certain provisions for payments to the executive upon termination as a result of a change in control. Under the employment agreements upon termination as a result of a change in control, executives will receive the following:

•	Severance package equal to one year of the executive’s base salary immediately prior to the change in control payable in 12 equal monthly installments pursuant to the Company’s normal payroll procedures. For Mr. Pyatt, the severance package will be equal to three years of the executive’s base salary.
•	A lump sum payment of an amount equal to the greater of (1) one hundred percent of the Executive’s target bonus for the year in which the date of the termination occurs, or (2) a bonus for such year as may be determined by the Compensation Committee. Mr. Pyatt’s agreement does not provide for a lump sum bonus payment.
•	A one-time cash payment of $500,000 to be paid within 30 days of the date of termination. Mr. Pyatt’s agreement provides for a one-time cash payment of $2,000,000.
•	Reimbursement of COBRA premiums on a monthly basis for up to 12 months after the date of termination.
•	All stock awards will become fully and immediately vested and any restrictions on restricted stock held by the Executive will be removed subject to trading black-out periods for the next financial quarter following the date of termination.

Transactions with Related Persons

In addition to the named executive officer and director compensation arrangements discussed in “Executive Compensation”, below we describe transactions since January 1, 2012, to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Consulting Agreements

On July 12, 2012, we entered into a consulting agreement with Melechdavid, Inc. (“Melechdavid”), an affiliate of Mark E. Groussman, a former director, prior to Mr. Groussman becoming a director of the Company. The consulting agreement provides that Melechdavid will provide consulting services to us related to strategic acquisitions, capital restructuring and Mr. Groussman will serve as a member of the board of directors. Mr. Groussman was appointed to our board of directors on July 19, 2012, and resigned from our board effective October 18, 2012. The consulting agreement provides that we will issue to Melechdavid shares of common stock in an amount equal to 4.2% of our outstanding common stock on a fully diluted (as-converted) basis. Further, until July 12, 2014, we are required to ensure that Melechdavid shall maintain its 4.2% fully diluted equity position. The term of the consulting agreement was 12 months.

On April 2, 2013, the Company entered into a first amendment to the Original Melechdavid Consulting Agreement with Melechdavid, effective as of March 28, 2013 (the “Melechdavid Amended Agreement”). Pursuant to the Melechdavid Amended Agreement, Melechdavid agreed to cap the shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) that it is entitled to receive under the Original Melechdavid Consulting Agreement to no more than 570,000 shares of Common Stock of the Company, after giving effect to the 1-for-850 reverse stock split of the Common Stock effected by the Company on November 26, 2012. In connection with the execution and delivery of the Melechdavid Amended Agreement, the Company issued Melechdavid an aggregate of 341,247 shares of Common Stock on March 29, 2013 and 228,753 shares of Common Stock on April 5, 2013 as full satisfaction of the Company’s obligations under the Original Melechdavid Consulting Agreement. The Company’s obligations under the Melechdavid agreement was completely satisfied as of July 12, 2013 and the agreements have not been renewed or extended.

On July 12, 2012, we entered into a consulting agreement with GRQ Consultants, Inc. (“GRQ”), an affiliate of Barry C. Honig. The consulting agreement provides that GRQ will provide consulting services to us related to banking relationships, strategic acquisitions and capital restructuring. The consulting agreement provides that we will issue to GRQ shares of common stock in an amount equal to 4.2% of our outstanding common stock on a fully diluted (as-converted) basis. Further, until July 12, 2014, we are required to ensure that GRQ shall maintain its 4.2% fully diluted equity position. The term of the consulting agreement was 12 months.

On April 2, 2013, the Company entered into a first amendment to the Original GRQ Consulting Agreement with GRQ, effective as of March 28, 2013 (the “GRQ Amended Agreement”). Pursuant to the GRQ Amended Agreement, GRQ agreed to cap the shares of the Company’s Common Stock that it is entitled to receive under the Original GRQ Consulting Agreement to no more than 420,000 shares of Common Stock of the Company, after giving effect to the 1-for-850 reverse stock split of the Common Stock effected by the Company on November 26, 2012. In connection with the execution and delivery of the GRQ Amended Agreement, the Company issued GRQ an aggregate of 305,889 shares of Common Stock on March 29, 2013 and 78,753 shares of Common Stock on April 5, 2013 as full satisfaction of the Company’s obligations under the Original GRQ Consulting Agreement. The Company had previously issued GRQ 35,359 shares of Common Stock pursuant to the Original GRQ Consulting Agreement. The Company’s obligations under the GRQ agreement was completely satisfied as of July 12, 2013 and the agreements have not been renewed or extended.

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Other Agreements

On February 15, 2012, Mr. Drew Ciccarelli filed a Schedule 13G with the Securities and Exchange Commission which indicated Mr. Ciccarelli owned approximately 9.94% of the Company’s common stock at that time. Prior to such date, the Company entered into a Sportswear License Agreement with MusclePharm Sportswear LLC (“MPS”), of which Mr. Ciccarelli was the principle owner, pursuant to which the Company received $250,000 in fees. In November 2013, that agreement was terminated.

Subsequent to February 15, 2012, the Company entered in a Mutual Rescission and Release Agreement with Mr. Ciccarelli pursuant to which certain purchases of the Company’s common stock previously made by Mr. Ciccarelli were rescinded. Also subsequent to February 15, 2012, the Company entered into a Warrant Conversion Agreement with Mr. Ciccarelli pursuant to which certain outstanding warrants to purchase shares of the Company’s common stock then owned by Mr. Ciccarelli were converted into shares of the Company’s common stock.

Ryan DeLuca, the Chief Executive Officer of one of our major customers, Bodybuilding.com, is the brother of Jeremy DeLuca, MusclePharm’s President of Sales and Marketing. Additionally, Gary Davis, MusclePharm’s former Chief Financial Officer also indirectly owns 1.75% of Ryan DeLuca’s equity interest in Bodybuilding.com. We do not offer preferential pricing of our products to Bodybuilding.com based on these relationships. Sales of products to Bodybuilding.com were $33,977,368 and $25,060,518 for the years ended December 31, 2013 and 2012, respectively.  Bodybuilding.com owed the Company approximately $2 million and $827,000 in trade receivables as of December 31, 2013 and 2012, respectively.

We lease our office and warehouse facility in Hamilton, Ontario, Canada from 2017275 Ontario Inc., which is a company owned by Renzo Passaretti, VP and General Manager of MusclePharm Canada Enterprises Inc., our wholly owned Canadian subsidiary. In 2013 and 2012, we paid rent of $75,035 and $59,303, respectively. The lease expires March 31, 2014.

On August 26, 2013, we entered into a Securities Purchase Agreement with BioZone Pharmaceuticals, Inc. (“Biozone”) pursuant to which we bought (i) $2,000,000 of a 10% secured convertible promissory notes and (ii) a warrant to purchase 10,000,000 shares of the Seller’s common stock, at an exercise price of $0.40 per share, for an aggregate purchase price of $2,000,000. Dr. Philip Frost, a significant investor in the Company and a member of its scientific advisory board, is the Chairman and CEO of OPKO Health, Inc. (“OPKO”), and is the trustee of Frost Gamma Investments Trust (“Frost Gamma”). Each of Dr. Frost, OPKO, and Frost Gamma were significant shareholders in Biozone.

On October 16, 2013, the Company entered into an Office Lease Agreement with Frost Real Estate Holdings, LLC, a Florida limited liability company owned by Dr. Phillip Frost. Pursuant to the Lease, the Company rents 1,437 square feet of office space for an initial term of three years, with an option to renew the lease for an additional three year term. Total lease commitments under the initial term of the lease are $142,923. As of December 31, 2013, we owed Frost Real Estate Holding, LLC, $13,289 under the terms of the lease.

Subsequent to year end, the Company purchased split dollar life insurance policies on certain key executives. These policies provide a split of 50% of the death benefit proceeds to the Company and 50% to the officer’s designated beneficiaries.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and named executive officers. The indemnification agreements and our bylaws will require us to indemnify our directors to the fullest extent permitted by Nevada law.

Review, Approval or Ratification of Transactions with Related Parties

We intend to adopt a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. We expect the policy to provide that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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Although we have not had a written policy for the review and approval of transactions with related persons, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our board of directors. Our board of directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors and named executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2013 all of our named executive officers and directors filed the required reports on a timely basis under Section 16(a) of the Exchange Act, except for (i) the Amendment No. 1 to Schedule 13D filed with the SEC on October 21, 2013 for Brad Pyatt, and (ii) the Amendment No. 1 to Schedule 13D filed with the SEC on October 21, 2013 for Cory Gregory.

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ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF FIVE DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Bradley J. Pyatt	33	Chairman of the Board, Chief Executive Officer
Richard F. Estalella	52	President, Director
Michael J. Doron	52	Director
Daniel J. McClory	54	Director
Gregory Macosko	67	Director

Bradley J. Pyatt is our Chairman of the Board, Chief Executive Officer and Director and founded the company in April 2008. His background includes seven years of experience as a professional athlete, and more than five years of experience in the sports nutrition arena. Mr. Pyatt played in National Football League for the Indianapolis Colts during the 2003, 2004, and 2005 NFL seasons as well for the Miami Dolphins during the 2006 NFL season. Mr. Pyatt played in the Arena Football League for the Colorado Crush during the 2007 and 2008 AFL seasons. Mr. Pyatt attended the University of Kentucky from 1999 to 2002, where he studied kinesiology exercise science, as well the University of Northern Colorado, from 2002 to 2003.

Richard F. Estalella is our President and previously has served as our Chief Operating Officer since April 2013, and as a member of the Board of Directors since August 2013. Prior to joining MusclePharm, Mr. Estalella served as Senior Vice President of Operations at Arbonne International, LLC since 2005. Mr. Estalella was instrumental in Arbonne’s expansion operations and distribution upgrades and was responsible for all warehouse and distribution facilities, facilities maintenance departments and Customer Service. Previously, between 1998 and 2005, he owned a consulting business specializing in retail, operations, warehousing and distribution. Prior to that, Mr. Estalella served as Senior Vice President of Warehouse Operations for Office Depot between 1987 and 1998 and established many of its retail markets, along with its nationwide distribution center network which helped grow it into a $9 billion company.

Michael J. Doron has served as a director since November 5, 2012. He has been the Managing Director of DDR & Associates, LLC since January 2009, and Evolution Capital Partners, LLC since October 2009. From January 2007 to December 2008, he served as Chief Operating Officer and director of Toyshare, Inc. From February 2006 to January 2007, Mr. Doron served as Chief Operating Officer and Chief Financial Officer of Frontgate Sundance Alliance. From September 2005 to January 2007, he served as Vice President – Private Banking of the Bank of the West. Mr. Doron earned a BA from the University of Maryland and a Master’s of Science from American University.

Daniel J. McClory was appointed as an independent director of the Company’s Board of Directors in August 2013. Mr. McClory has been a member of Burnham Securities, Inc. since February 2014, currently serving as its Managing Director. His investment banking career includes an affiliation with Hunter Wise Financial Group, LLC from 2003 to 2014. At Burnham Securities and Hunter Wise Financial Group, Mr. McClory has completed public offerings, financings and M&A deals for clients listed on the London Stock Exchange, NASDAQ, NYSE Amex, the Toronto Stock Exchange, the Stock Exchange of Hong Kong, and the Over-the-Counter Markets. He opened Hunter Wise Financial Group offices in London and Beijing in support of the firm’s investment banking clients in both locations. Mr. McClory earned his BS in English and an MA in Language and International Trade from Eastern Michigan University.

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Gregory Macosko was appointed as an independent director of the Company’s Board of Directors in June 2014. Mr. Macosko is currently a member of the Board of Directors of Montrose Advisors, and an SEC-registered investment advisor. He also serves as a business advisor to the Board of Directors of Bioxiness Pharmaceuticals, a California-based pre-clinical stage company. In September of 2013, Mr. Macosko retired as a Partner from Lord Abbett & Co., a privately held investment management firm. He was a Portfolio Manager of Lord Abbet's Small Cap Value Fund and a founding member of the company’s Proxy Committee. Mr. Macosko is a Phi Beta Kappa graduate of Albion College, a Fulbright Scholar in Germany, and holds an MBA from Columbia University. His twenty-four years of experience on Wall Street bring to MusclePharm broad knowledge of public company management, and investment community relationships among institutional investors, analysts and investment bankers.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders, who are entitled to vote, present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute less than a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

EKS&H LLP (“EKS&H”), our independent auditors, audited our financial statements for the 2013 fiscal year. The Audit Committee selected EKS&H as the independent auditors of the Company for the fiscal year ending December 31, 2014. Representatives of EKS&H are not expected to attend the 2014 Annual Meeting of Stockholders. EKS&H was first engaged by us on August 2012.

During the years ended December 31, 2013 and 2012, neither the Company nor anyone acting on its behalf consulted with EKS&H regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, nor did EKS&H receive any fees for any services during that time period.

Audit Fees

The following is a summary and description of fees for services for the fiscal years ended December 31, 2013 and 2012.

Services	2013	2012
Audit Fees	$189,188	$189,520	(1)
Audit-Related Fees	63,852	182,236	(2)
Tax Fees	-	-
All Other Fees	3,400	10,984
Total	$256,440	$382,740

(1)	Includes EKS&H fees of $101,000 and Berman & Company fees of $88,520.
(2)	Includes EKS&H fees of $55,309 and Berman & Company fees of $126,927.

Audit Fees. Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and quarterly reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation on mergers and acquisitions, S-1 review and S-1 audit opinion consents, and compliance fees for regulatory inquiries and subpoenas.

All Other Fees. All other fees relate to professional services for tax related consultations.

Required Vote

The ratification of the appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock and Series D Preferred Stock (on an as converted basis with the Common stock) present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF EKS&H LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2014.

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PROPOSAL NO. 3

To approve the issuance of 1,500,000 shares of Company common stock to certain employees, including executive, pursuant to restricted stock agreements

The Company’s Board of Directors has approved, subject to the approval of the Company’s shareholder permitted to vote on such proposal, issuing and/or allocating 1,500,000 shares of the Company’s common stock (“Shares”) to be issued to certain of the Company’s executive officers and other employees pursuant to restricted stock agreements to be entered into by and between the Company and each employee. Such issuances and/or allocation are as follows:

Name	Restricted Shares to Receive
Brad Pyatt	500,000
Richard Estalella	250,000
Cory Gregory	100,000
Don Prosser	100,000
Jim Greenwell	100,000
Non-Executive Employees (7 persons)	165,000
Future Employee Grants	285,000

TOTAL	1,500,000

These shares of restricted common stock would vest in five equal annual installments.

Required Vote

The ratification of the appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock and Series D Preferred Stock (on an as converted basis with the Common stock) present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE the issuance of 1,500,000 shares of Company common stock to certain employees, including executive, pursuant to restricted stock agreements.

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OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of MusclePharm's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 may be obtained without charge by writing to the Corporate Secretary, MusclePharm Corporation, 4721 Ironton Street, Building A, Denver, Colorado 80239.  MusclePharm's Annual Report on Form 10-K can also be found on MusclePharm's website: www.MusclePharm.com.

Stockholders Proposals for the 2015 Annual Meeting.

Proposals by any stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in material relating to such meeting not later than March 1, 2015.

Any stockholder who wishes to present proposals for inclusion in the Company’s proxy materials for the 2015 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the stockholder proposals must be received by our Corporate Secretary at our principal executive office on or before March 1, 2015. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Bradley J. Pyatt
Bradley J. Pyatt
Chair of the Board of Directors

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PROXY

ANNUAL MEETING OF SHAREHOLDERS

OF

Musclepharm, corporation

August 25, 2014

This Proxy is Solicited on Behalf of the Board of directors

The undersigned hereby appoints Bradley J. Pyatt and Donald W. Prosser and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the annual meeting of shareholders of MusclePharm Corporation to be held on August 25, 2014 at 10:00 a.m. local time at 4721 Ironton Street , Denver, CO 80239, or at any adjournment thereof, upon the matters set forth in the proxy statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.	TO ELECT DIRECTORS, EACH TO SERVE SUCH TERM AS SET FORTH IN THE PROXY STATEMENT OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.

☐	FOR THE NOMINEES LISTED BELOW

☐	WITHHOLD AUTHORITY to vote for the nominee listed below

☐	FOR ALL EXCEPT (See instructions below)

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s) mark "FOR ALL EXCEPT" and Fill in the circle next to each nominee you wish to withhold as shown here:
	¡ Bradley J. Pyatt	¡ Richard F. Estalella

	¡ Michael J. Doron	¡ Daniel J. McClory

¡ Gregory Macosko

2.	TO RATIFY THE APPOINTMENT OF EKS&H LLP AS THE INDEPENDENT AUDITORS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO APPROVE THE ISSUANCE OF 1,500,000 SHARES OF COMPANY COMMON STOCK TO CERTAIN EMPLOYEES, INCLUDING EXECUTIVE, PURSUANT TO RESTRICTED STOCK AGREEMENTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Dated: ____________________________
Signature

Dated: ____________________________
Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc., should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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